ASSET PURCHASE AGREEMENT
                           ------------------------


                This Agreement is entered into on this 16th day of April 1997 by and between DATAFAST, INC., a New York Corporation with a principal place of business located at 571A White Plains Road, Eastchester, NY 10709 (hereinafter referred to as "DFI") and  COMPUTER OUTSOURCING SERVICES, INC.,  a New York

Corporation with a principal place of business located at 360 West 31st Street,

New York, NY 10001 (hereinafter referred to as "COSI").

                WHEREAS, DFI and COSI are or were parties to that certain

Processing Agreement dated December 4, 1992, (The "Processing Agreement"); and

                WHEREAS, pursuant to the Processing Agreement, DFI relocated to

COSI its data processing operations to COSI's offices and facilities located at

360 West 31st Street, New York, NY, and did convert all of its operating and application software and all data files to operate on COSI's mainframe computers and further delivered to COSI its customer lists, computer equipment and furniture to COSI; and

                WHEREAS, pursuant to the Processing Agreement, COSI exclusively performed all data processing services for those DFI customers and accounts transferred to COSI, billed and received accounts payable and maintained books and records in connection therewith, and did and still does possess all of the computer equipment and software, customer lists and furniture transferred or relocated to COSI pursuant to the Processing Agreement; and

                WHEREAS, pursuant to the Processing Agreement, COSI advanced to

DFI the aggregate sum of $200,000.00 and DFI executed two promissory notes to the benefit of COSI in the aggregate principal amount of two hundred thousand dollars ($200,000.00) which obligated DFI to repay to COSI said advanced sums,




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plus interest as set forth in the Promissory Notes, (the "Promissory Notes");

and


                WHEREAS, DFI now wishes to sell to COSI and COSI now wishes to purchase from DFI all of the assets of DFI which were delivered to COSI pursuant to the Processing Agreements;


                NOW THEREFORE, in consideration of the mutual undertakings,

promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

DFI and COSI do hereby agree as follows:

                1.      DFI hereby irrevocably transfers to COSI all of its

rights, title and interest in or to (i) all computer processing service accounts and customers and customer lists which DFI formerly serviced and which, pursuant to the Processing Agreement were or are currently being serviced by COSI; (ii) all property and equipment of whatever kind, nature and description, which was transferred and/or delivered to COSI from DFI pursuant to the Processing Agreement.

                2.      COSI shall take title to all such property transferred

hereunder in its current location and condition "AS IS" and COSI further acknowledges that DFI is making no warranties or representations of any kind as to the current condition or value of the service accounts and customer lists transferred hereunder including, but not limited to, income, expenses, accounts payable, accounts receivable nor any other matter concerning the accounts and operation of DFI, the same having been serviced and managed exclusively by COSI since the inception of the Processing Agreement.  COSI shall, in a timely manner, file and tax returns and pay any taxes which may be required or due as a result of the transfer of assets hereunder.



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               3.      In exchange for the property transferred and sold to

COSI pursuant to this Agreement, COSI shall:

                        (a)     Pay to DFI the sum of One hundred thousand,

eight hundred dollars ($100,800.00) which shall be paid to DFI in thirty-six equal monthly installments of $2,800.00 each, commencing on March 1, 1997 and continuing thereafter on the first of each month for the next thirty-five successive months and as set forth in the Promissory Note annexed and attached hereto as Exhibit A;

                        (b)     As of the date of this agreement and pursuant

to this agreement, forgive the entire debt, including principal and interest thereon due from DFI to COSI pursuant to the Promissory Notes executed in accordance with the Processing Agreement.  In connection with the forgiveness of the debt referred to in this paragraph 3(b) COSI shall deliver to DFI simultaneously with the execution of this Agreement, the original Promissory

Notes referred to herein and a Satisfaction Instrument, along with the Original

Security Agreement, if any, and any UCC-III termination Statements for each

UCC-I filing made pursuant thereto, if any.

                        (c)     A copy of the corporate resolution of COSI,

authorizing the execution of this Asset Purchase Agreement and the Promissory

Note referred to in paragraph 3(a) above.

                4.      DFI expressly represents, warrants and covenants that:

(i) it has not transferred, assigned, pledged, encumbered or hypothecated its right to any of the assets which are being transferred to COSI pursuant to this

Agreement and (ii) that it has the lawful right, power, capacity and authority to transfer the assets which are being transferred to COSI pursuant to this

Agreement and (iii) that signatory is authorized to execute this Agreement on its behalf.



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                5.      This Agreement may not be modified, altered, amended,

waived or revoked orally, but only by a writing signed by each of the parties or their respective representatives.  The foregoing represents the entire

Agreement between the parties and supersedes and replaces all prior understandings, discussions, representations and agreements between them,

including without limitation, the Processing Agreement, on any and all subjects, whether written or oral.  The Parties represent and acknowledge that,

in executing this Agreement they have not relied upon any promises, inducements representations, understandings or agreements other than those specifically set forth herein.

                6.      This agreement shall be binding upon and shall inure

to the benefit of each party and its successors and/or assigns.

                7.      This Agreement shall be governed by and construed and

enforced in accordance with the laws of the State of New York without reference to its conflict of laws provisions.



























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             Entered into as of the date and year first written above.




DATAFAST, INC.                             COMPUTER OUTSOURCING SERVICES, INC.



By: James E. Dellarmi/President-CEO         By:  Zach Lonstein/Chairman
   --------------------------------            -------------------------------
        Name/Title                                      Name/Title


State of New York                          State of New York
County of Westchester    ss:               County of New York


On the 16th day of April, 1997             On the 16th day of April, 1997
before me personally came                  before me personally came

to me known, who, being by me duly         to me known, who, being by me duly
sworn, did depose and say that he          sworn, did depose and say that he
resides at 571A White Plains Road,         resides at
Eastchester, N.Y. 10709
and that he is the President   of          and that he is the              of
DATAFAST, Inc., the corporation            COMPUTER OUTSOURCING SERVICES, INC.,
described in and which executed the        the corporation described in and
foregoing instrument; that he knows        which executed the foregoing
the seal of said corporation; that         instrument; that he knows the seal
the seal affixed to said instrument        of said corporation; that the seal
is such corporate seal; that it was        affixed to said instrument is such
so affixed by order of the board of        seal; that it was so affixed by
directors of said corporation and          order of the board of directors of
that he signed his name thereto by         said corporation and that he signed
like order.                                his name thereto by like order.



By:   Anthony S. Colavita                  By:   Michael Carmody
----------------------------------         -----------------------------------
Notary Public                              Notary Public

Anthony S. Colavita                        Michael Carmody
Notary Public, State of New York           Notary Public, State of New York
No. 4868135                                No. 02CA5024046
Qualified in Westchester County            Qualified in Westchester County
Term Expires August 18, 1998               Commission Expires Feb. 22, 1998